EXHIBIT 99.1

[CBRL GROUP, INC. LOGO]	POST OFFICE BOX 787
LEBANON, TENNESSEE
37088-0787

C B R L  G R O U P ,  I N C .

Investor Contact:	Diana S. Wynne
Senior Vice President, Corporate Affairs
(615) 443-9837

Media Contact:	Julie K. Davis
Director, Corporate Communications
(615) 443-9266

CBRL GROUP, INC. DECLARES QUARTERLY DIVIDEND

LEBANON, Tenn. – November 25, 2008 – CBRL Group, Inc. (Nasdaq: CBRL) today announced that the Board of Directors has declared a regular dividend to common shareholders of $0.20 per share, payable on February 5, 2009 to shareholders of record on January 16, 2009.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 583 Cracker Barrel Old Country Store® restaurants and gift shops located in 41 states.

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